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                                                                    EXHIBIT 10.1


                             FOURTH AMENDMENT TO THE
                             OPERATING AGREEMENT OF
                HEART HOSPITAL OF LAFAYETTE, LLC (the "Company")

         THIS FOURTH AMENDMENT (the "Amendment") to the Operating Agreement of the Company (the "Agreement") is effective as of February 7, 2003.

         1. The first paragraph of Section 6.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

                  Prior to the dissolution of the Company, and subject to the terms and conditions to which the Company is bound with respect to its lenders ("Loan Conditions"), Net Surplus, as determined by the Company's accountant, in excess of Eight Hundred Thousand Dollars ($800,000), shall be distributed at least annually by the Manager as Cash Distributions according to the relative percentage Membership Interests of the Members at such times as the Board of Directors deems appropriate; provided, however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and paid to the Guarantor Members as set forth in Section 5.6(c). Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act or any other applicable law and unless the aggregate principal balance of any loans made to the Company by LHMI or an Affiliate pursuant to Section 3.5 does not exceed Six Million Dollars ($6,000,000) at the time of any Cash Distributions. For purposes of this Section 6.1, the term "Net Surplus" means Cash Flow from Operations and Cash from Sales or Refinancing remaining after repayment of any amounts currently due with respect to loans made by the Members or their Affiliates to the Company.

         2. A new Section 8.1(e) of the Agreement shall be added as follows:

                  (e) Prior to any proposed assignment by LHMI of it Membership Interest in the Company, its rights to designate Directors hereunder, or its rights as manager under the Management Services Agreement, all as allowed in Section 8.1(d) above, LHMI shall give notice to the Board of Directors of any such proposed assignment subject, however, to the obligations of LHMI and its Affiliates to its Lenders and to the legal requirements applicable to LHMI and its Affiliates concerning such disclosures.


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Capitalized terms not defined herein shall be defined as set forth in the
Agreement. Except as provided herein, and as provided in the First, Second and Third Amendments to the Agreement previously agreed to by the Members, the Agreement shall remain in full force and effect.

                                            MEMBER(S):

                                            Lafayette Hospital Management, Inc.

                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------


                                            Lafayette Cardiologists, LLC


                                            By:
                                                --------------------------------

                                            Title:
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